UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 18, 2006

Red Trail Energy, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

North Dakota	000-1359687	76-0742311
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 11, 3682 Highway 8 South, Richardton, North Dakota		58652
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	701-974-3308

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On October 18, 2006, the Company executed an amendment to its Construction Loan Agreement with First National Bank of Omaha, dated August 16, 2006, that amends certain provisions of its loan agreement including: (i) the interest period on the various notes issued in connection with the main construction loan; (ii) the identity of certain marketing and risk management contracts; (iii) the amount of due diligence, negotiation and commitment fees that the Company will pay at closing; and (iv) the provision that the Company will maintain a primary banking amount with a specified collected fund balance at Bremer Bank. Additionally, the Company entered into a Security Agreement and Deposit Account Control Agreement with First National Bank of Omaha and Bremer Bank as depositary bank.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Trail Energy, LLC

October 18, 2006	By:	/s/ Mick Miller

Name: Mick Miller
Title: President and CEO